Exhibit 10.14.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT (this “Fourth Amendment”), dated as of October 6, 2021 (the “Execution Date”) and effective as of September 30, 2021 (the “Effective Date”), is by and between Sanofi Biotechnology SAS, a sociéte par actions simplifiée, organized under the laws of France, as successor in interest to Aventis Pharmaceuticals Inc., having a principal place of business at 54, rue La Boétie, 75008 Paris, France (“Sanofi”), Sanofi, a société anonyme organized under the laws of the French Republic with its principal headquarters at 54, rue La Boétie, 75008 Paris, France (“Sanofi Parent”), and Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of the state of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”) (with each of Sanofi and Regeneron being sometimes referred to herein individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, Regeneron, Sanofi and Sanofi Parent are parties to that certain Amended and Restated License and Collaboration Agreement dated as of November 10, 2009, as amended as of May 1, 2013, July 1, 2015, and April 5, 2020 (the “LCA”) for the Development, Manufacture and Commercialization of Licensed Products (as such terms are defined therein); and
WHEREAS, the Parties desire to amend the LCA to set forth certain terms and conditions regarding the Co-Commercialization by the Parties of the Licensed Product known as dupilumab (“Dupilumab”).
NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.Definitions.
1.1.All capitalized terms used in this Fourth Amendment which are not otherwise defined herein shall have the meanings ascribed to them in the LCA.
1.2.The definition of “Commercial Overhead Charge” in Section 1.17 of the LCA is hereby amended by deleting the last sentence of such definition and replacing it with the following: “For the avoidance of doubt, ‘Commercial Overhead Charge’ shall not include any amounts otherwise included in Shared Commercial Expenses (unless included solely pursuant to clause (i) thereof) or Other Shared Expenses.”

2.Acknowledgements and Agreements with respect to Dupilumab. Solely with respect to Dupilumab, the Parties acknowledge and agree as follows:
2.1.    Dupilumab Budget. The 2021 Global Commercialization Budget and Country/Region Commercialization Budgets for Dupilumab, which implement the terms of this Fourth Amendment for 2021, are attached as Schedule A to the side letter dated as of the date hereof and by and among the same Parties (the “Side Letter”) (collectively, the “2021 Budgets”).
2.2.    Dupilumab – Rest of World.
(a)Dupilumab [* * *]. The Parties agree that the [* * *], as presented to the JSC at the [* * *] JSC meeting, are adopted and approved, and included in the 2021 Global Commercialization Plan and the applicable Country/Region Commercialization Plan, each including the corresponding budget, reflected on Schedule A to the Side Letter.
(b)Rest of World Commercial Overhead FTEs for Dupilumab.
(c)For so long as each of Germany, the United Kingdom, the Netherlands, and Canada (collectively, the “Current Co-Commercialization Countries”) is a Co-Commercialization Country for Dupilumab, Regeneron will be entitled to [* * *] as follows: (i) in Germany, [* * *]; (ii) in the United Kingdom, [* * *]; (iii) in the Netherlands, [* * *]; and (iv) in Canada, [* * *]. In the event that Regeneron exercises its right to cease Co-Commercializing Dupilumab in a Current Co-Commercialization Country pursuant to Section 6.5(c) of the LCA, Regeneron’s Commercial Overhead FTEs for such Current Co-Commercialization Country will be eliminated accordingly. “Commercial Overhead FTEs” means, with respect to Regeneron for Rest of World Co-Commercialization Countries, [* * *].
(i)In addition to the Commercial Overhead FTEs in the Current Co-Commercialization Countries, the Parties acknowledge and agree that [* * *] (“Dupilumab Global HQ FTEs”) [* * *]. For further clarity, Dupilumab Global HQ FTEs and Commercial Overhead FTEs may be located in any country, including any Co-Commercialization Country.
(ii)In any Rest of World Co-Commercialization Country for Dupilumab other than (1) the Current Co-Commercialization Countries and (2) any Sales Force Intensive Country (such countries, “Other Co-Commercialization Countries”), [* * *]. In any Rest of World Co-Commercialization Country for Dupilumab with [* * *] (such countries, “Sales Force Intensive Countries”), [* * *].
(iii)With respect to any Rest of World Co-Commercialization Country for Dupilumab, in accordance with an approved Country/Region Commercialization Plan and beginning no earlier than [* * *], Regeneron may start [* * *]. For the avoidance of doubt, each such FTE is to be engaged in preparations for Co-Commercialization at the time Regeneron includes such costs as a Commercial Overhead Charge.
(iv)The number of Commercial Overhead FTEs allocated [* * *] for (x) Current Co-Commercialization Countries pursuant to clause (i) above, (y) Other Co-Commercialization Countries pursuant to clause (iii) above, and (z) Sales Force Intensive Countries pursuant to clause (iii) above, shall be referred to as the “Commercial Overhead Allocation”.

(d)Rest of World Sales Force FTEs for Dupilumab.
(i)For so long as any of Germany, the United Kingdom, the Netherlands, and Canada is a Co-Commercialization Country for Dupilumab, Regeneron’s Sales Force FTEs in such country shall be [* * *], unless the Parties agree otherwise; provided that, for the 2021 Budgets, such Regeneron Sales Force FTEs in each Current Co-Commercialization Country shall be as follows, unless the Parties agree otherwise: (i) in Germany, [* * *]; (ii) in the United Kingdom, [* * *]; (iii) in the Netherlands, [* * *]; and (iv) in Canada, [* * *].
(ii)In accordance with an approved Country/Region Commercialization Plan, [* * *] shall be allocated [* * *]. Such allocation of Out-of-Pocket Costs shall be referred to as the “ROW OOP Allocation”.
(iii)With respect to any Rest of World Co-Commercialization Country for Dupilumab, in accordance with an approved Country/Region Commercialization Plan and beginning no earlier [* * *], Regeneron may start [* * *]. For the avoidance of doubt, each such FTE is to be engaged in preparations for Co-Commercialization at the time Regeneron includes such costs as a Shared Commercial Expense.
(iv)The definition of “Sale Force Cost” in Section 1.108 of the LCA is hereby amended such that, effective as of the Co-Commercialization Effective Date, [* * *]. Such method of calculating the Sales Force Cost shall be referred to as the “Co-Co Sales Force Cost”. The “Co-Commercialization Effective Date” means the date of commencement of Co-Commercialization of Dupilumab in such Co-Commercialization Country as indicated in the Co-Commercialization notice provided to Sanofi from Regeneron pursuant to Section 6.5(a) of the LCA, unless otherwise agreed by the Parties; provided that, for clarity, such date shall be [* * *] in the case of any Current Co-Commercialization Country, unless otherwise agreed by the Parties.
(v)The number of Sales Force FTEs allocated [* * *] for Current Co-Commercialization Countries in clause (i) above shall be referred to as the “REGN Sales Force Allocation”.
(e)The Commercial Overhead Allocation, REGN Sales Force Allocation, ROW OOP Allocation, and Co-Co Sales Force Cost are reflected in the 2021 Budgets and [* * *].
(f)Commercial Plans and Budgets. In accordance with the terms of the LCA, on an annual basis, (a) the Global Commercialization Plan (including the corresponding Global Commercialization Budget) for Dupilumab may be updated jointly by the Parties via the JCC and approved by the JSC, and (b) each Country/Region Commercialization Plan (including the corresponding Country/Region Commercialization Budget) for Dupilumab may be updated jointly by the Parties via the applicable Country/Region Commercialization Committee and approved by the JCC; provided that such Plans and budgets shall be consistent with the Commercial Overhead Allocation, REGN Sales Force Allocation, ROW OOP Allocation, Co-Co Sales Force Cost, and Global HQ FTE Allocation.
2.3.    Dupilumab – United States.
(a)The United States Country/Region Commercialization Budget for Dupilumab (the “US Budget”) and the portions of the Global Commercialization Budget for

Dupilumab covering the United States are reflected in the 2021 Budgets attached as Schedule A to the Side Letter, and detailed in Schedule B attached to the Side Letter. FTEs for Commercialization of Dupilumab in the United States [* * *] shall be allocated as follows: (A) the aggregate number of FTEs supporting Dupilumab in the United States consisting [* * *] shall be allocated [* * *], and (B) US Commercial Overhead FTEs shall be allocated [* * *] (such ratios, collectively, as reflected in the updated 2021 US Budget, the “US FTE Allocation”). “US Commercial Overhead FTEs” means those [* * *].
(b)In addition to the US Commercial Overhead FTEs in the United States, the Parties acknowledge and agree that [* * *].
(c)Out-of-Pocket Costs for Commercialization of Dupilumab in the United States [* * *] shall be allocated [* * *]. Such ratio shall be referred to as the “US OOP Allocation”. The Parties hereby adopt and approve the documents attached to the Side Letter as Schedule C and Schedule D. [* * *].
(d)[* * *].
(e)[* * *].
(f)Expenses incurred [* * *] shall be considered Shared Commercial Expenses, as reflected in 2021 US Budget.
(g)In accordance with the terms of the LCA, on an annual basis, (a) the Global Commercialization Plan (including the corresponding Global Commercialization Budget) for Dupilumab may be updated jointly by the Parties via the JCC and approved by the JSC, and (b) each Country/Region Commercialization Plan (including the corresponding Country/Region Commercialization Budget) for Dupilumab may be updated jointly by the Parties via the applicable Country/Region Commercialization Committee and approved by the JCC. Performance of marketing tactics in the United States shall be shared by the Parties, in accordance with the relevant Plans; provided that, the Party performing any such marketing tactic must comply with Law, the terms of the LCA, and the applicable Plan (including the corresponding budget) as approved in accordance with the terms of the LCA.
2.4.    Dupilumab Global HQ FTEs. [* * *]. Such allocation of Dupilumab Global HQ FTEs shall be referred to as the “Global HQ FTE Allocation”.
3.Acknowledgements and Agreements with respect to 2020 Manufacturing Costs. The Parties acknowledge and agree that [* * *].
4.Acknowledgements and Agreements with respect to Timing of Approval of Global Commercialization Plans and Country/Region Commercialization Plans.
4.1.    Section 6.2 of the LCA is hereby amended by deleting the fourth sentence of such section and replacing it with the following: “Such Global Commercialization Plan for each subsequent Contract Year shall be updated by the JCC and approved by the JSC prior to [* * *].”
4.2.    Section 6.3 of the LCA is hereby amended by deleting the third sentence of such section and replacing it with the following: “Such Country/Region Commercialization Plan for each subsequent Contract Year shall be updated by the applicable Country/Region Commercialization Committee, and approved by the JCC, prior to [* * *].”

5.Miscellaneous Provisions
5.1.    Due Organization, Valid Existence and Due Authorization. Each Party represents and warrants to the other Party, as of the Effective Date, as follows: (a) it is duly organized and validly existing under the Laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into this Fourth Amendment; (c) the execution of this Fourth Amendment will not constitute a breach of, or conflict with, its organizational documents or any other agreement by which it is bound or requirement of applicable Laws or regulations; and (d) this Fourth Amendment is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium).
5.2.    Miscellaneous. The provisions of Sections 20.1, 20.3, 20.5, 20.6, 20.7, 20.8, 20.11, 20.12 and 20.17 of the LCA shall apply mutatis mutandis to this Fourth Amendment as though set out in full in this Fourth Amendment.
5.3.    No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the LCA shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, Sanofi and Regeneron have caused this Fourth Amendment to be executed by their duly authorized representatives as of the Execution Date.

SANOFI BIOTECHNOLOGY SAS

By    /s/ Alban de La Sablière
Name: Alban de La Sablière
Title: President

SANOFI

By    /s/ Alban de La Sablière
    Name: Alban de La Sablière
Title: Head of Sanofi Partnering, SVP

REGENERON PHARMACEUTICALS, INC.

By    /s/ Kerry Reinertsen
    Name: Kerry K. Reinertsen, Ph.D.
    Title: Senior Vice President, Strategic Alliances
[Signature Page to Fourth Amendment to Amended and Restated License and Collaboration Agreement]